The Prudential Insurance Company of America
Client Name
Group Variable Universal Life Insurance (GVUL)
Dependent Term Life
Group Life Services                                                                                                                                                                                                                                                             Enrollment Form
PO Box 8769, Philadelphia, PA 19176                                                                                                                                                                                            Please print using blue or black ink.
__________________________________________________________________________________________________________
Instructions

Please complete all sections of this form.

Please be sure to sign all appropriate sections and return the form to The Prudential Insurance Company of America at the address above.  If your coverage has been assigned, this form must be signed by the assignee.  Please call The Prudential Insurance Company of America’s customer service center toll-free at 800-562-9874 with any questions, Monday to Friday, 8:00 a.m. – 8:00 p.m. Eastern time.

__________________________________________________________________________________________________________
1	EMPLOYEE INFORMATION
First Name of Employee                                                                    MI              Last Name
_______________________________________                  ___              _________________________________

Street                                                                                                                         Apt.
_______________________________________________________________                    ______

City                                                                           State                  Zip Code                                     State of Residence
_____________________________________            _______           _________________               _______

Sex                            [ ] Male         [ ] Female                                         Daytime Telephone   _______________________

Marital                            [ ] Single       [ ] Married
Status                            [ ] Divorced  [ ] Widowed                                                       Home Telephone       _______________________

I am a:                            [ ] U.S. Citizen                                         Date of Birth/Age                                                       Social Security Number
[ ] Resident Alien                                   ____/____/_____                                                    _______-______-______
     (month-day-year)
   Employment Date                                                       Annual Base Salary
     ____/____/_____                                                       $
     (month-day-year)
Has insurance been assigned?
 [ ] Yes         [ ] No
First Name of Assignee                                                                    MI              Last Name
_______________________________________                  ___              _________________________________

Street                                                                                                                         Apt.
_______________________________________________________________                   ______

City                                                                           State                  Zip Code                                     State of Residence
_____________________________________            _______            _________________               _______

__________________________________________________________________________________________________________
2	GVUL Insurance Rates (for employee & spouse) Effective
Monthly rate per $1,000 of coverage.  Note that these rates also apply to eligible covered spouses. To obtain rates for continued coverage, see your employer.

Age	Non-Smoker	Smoker	60 through 64	$ x.xx	$ x.xx
Less than 30	$ x.xx	$ x.xx	65 through 69	$ x.xx	$ x.xx
30 through 34	$ x.xx	$ x.xx	70 through 74	$ x.xx	$ x.xx
35 through 39	$ x.xx	$ x.xx	75 through 79	$ x.xx	$ x.xx
40 through 44	$ x.xx	$ x.xx	80 through 84	$ x.xx	$ x.xx
45 through 49	$ x.xx	$ x.xx	85 through 89	$ x.xx	$ x.xx
50 through 54	$ x.xx	$ x.xx	90 through 94	$ x.xx	$ x.xx
55 through 59	$ x.xx	$ x.xx	95 through 99	$ x.xx	$ x.xx

Please note: GVUL will have an additional $1 monthly administrative charge.

GL.2011.024                                                                                                                                           Page 1 of 6                                                                                                                                    Ed 2/2011

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3	Group Variable Universal Life Insurance Coverage Selection Group number: xxxxx

Section A

1)	Select GVUL coverage amount based on annual base salary or flat amount (to a maximum of $X million).
[ ] Plan 1 – 5x annual base salary                                 [ ] Plan 3 – 3x annual base salary                                                                [ ] Plan 5 – 1x annual base salary[ ] Plan 7 – $xx,xxx
[ ] Plan 2 – 4x annual base salary                                 [ ] Plan 4 – 2x annual base salary                                                                [ ] Plan 6 – ½x annual base salary[ ] Plan 8 – $xx,xxx

2)	Enter extra contribution per month to Certificate Fund. $____________________________

3)	Smoker/Non-smoker Declaration – Please check one statement about your smoker/non-smoker status.
[ ] Yes, I have smoked or used other forms of tobacco during the last 12 months.
[ ] No, I have not smoked or used other forms of tobacco during the last 12 months.

Section B – Complete if electing Spouse GVUL coverage.
First Name of Spouse                                                                                  MI              Last Name
_______________________________________                             ___              _________________________________

Social Security Number      _______-______-______                          Date of Birth     ____/____/_____
                          (month-day-year)
Date of Marriage ____/____/_____
              (month-day-year)

1)	Select GVUL coverage amount (maximum of 3 times the employee’s annual base salary).
[ ] Plan 1 – $xxx,xxx                                        [ ] Plan 2 – $xx,xxx                                        [ ] Plan 3 – $xx,xxx                                        [ ] Plan 4 – $xx,xxx

2)	Enter extra contribution per month to Certificate Fund. $____________________________

3)	Smoker/Non-smoker Declaration – Please check one statement about your smoker/non-smoker status.
[ ] Yes, My spouse has smoked or used other forms of tobacco during the last 12 months.
[ ] No, My spouse has not smoked or used other forms of tobacco during the last 12 months.

Section C – Complete if electing Spouse Term coverage.

You must be enrolled in GVUL to elect coverage for your dependents. Spouse coverage (term life) cannot exceed 50% of your GVUL coverage amount.

First Name of Spouse                                                                                  MI              Last Name
_______________________________________                             ___              _________________________________

Date of Marriage ____/____/_____                                                                                  Spouse Social Security Number _______-______-______
             (month-day-year)
[ ] Coverage amount chosen: $________________  [ ] Payroll Deduction: $ _____________    Date of Birth ____/____/_____
[ ] Yes, I have smoked or used other forms of tobacco during the last 12 months.                                                 (month-day-year)
[ ] No, I have not smoked or used other forms of tobacco during the last 12 months.
[ ] No coverage chosen.

Section D – Complete if electing Dependent Child coverage (for eligible children).

You may select Dependent Child Coverage (term insurance) with your GVUL.  The employee or spouse must be enrolled in order to select Dependent Child Coverage. The monthly cost includes all eligible children.

Youngest Child’s Date of Birth                                                      Select Dependent Child Coverage Amount.*
      ____/____/_____                                                          [ ] Plan 1 - $xx,xxx ($x.xx per month)                                                                    [ ] Plan 4 - $x,xxx ($.xx per month)
       (month-day-year)                                                           [ ] Plan 2 - $xx,xxx ($x.xx per month)                                                                    [ ] Plan 5 - $x,xxx ($.xx per month)
                                 [ ] Plan 3 - $xx,xxx ($x.xx per month)
*Amount may be subject to state law.

GL.2011.024                                                                                                                                           Page 2of 6                                                                                                                                    Ed 2/2011

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4	Taxpayer Identification Number Certification

Employee Coverage
First Name of Applicant or Assignee                                                                                               MI              Last Name
_______________________________________                                                                     ___              _________________________________

Check One:                            [ ] I am a U.S. citizen                                                       [ ] I am a citizen of   _____________________________________
                         (including a resident alien)                                                                              Attach applicable form W-8 (BEN, EXP, ECI, IMY).

Under penalties of perjury, I certify that:

My Taxpayer Identification Number is  _________________________
(For individuals, the Taxpayer Identification Number is the Social Security Number.)

The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Check here only if you are subject to backup withholding:

[ ] I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

X _________________________________________________________                                                ____/____/_____
                            Employee/Assignee Signature                                                                                                        (month-day-year)

Spouse Coverage
First Name of Applicant or Assignee Owner                                                                                               MI              Last Name
_______________________________________                                                                                  ___              _________________________________

Check One:       [ ] I am a U.S. citizen                                                       [ ] I am a citizen of _____________________________________
   (including a resident alien)                                                                               Attach applicable form W-8 (BEN, EXP, ECI, IMY).

Under penalties of perjury, I certify that:

My Taxpayer Identification Number is  _________________________
(For individuals, the Taxpayer Identification Number is the Social Security Number.)

The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Check here only if you are subject to backup withholding:

[ ] I have been notified by the Internal Revenue Service that I am subject to backup withholding due to underreporting of interest or dividends.

X _________________________________________________________                                           ____/____/_____
                            Spouse/Assignee Signature                                                                                                        (month-day-year)

GL.2011.024                                                                                                                                           Page 3 of 6                                                                                                                                    Ed 2/2011

__________________________________________________________________________________________________________
5	Investment Allocations

Instructions for completing the allocation section:
•
Choose the investment options in which you want to invest. Funds are listed in general order of risk from lowest to highest risk. Some funds within the same investment category may be more or less risky than other funds in that category. Generally, your selected investment options should correspond to your investment objectives. We recommend you carefully review the investment options in the Group Variable Universal Life Prospectus. You may also want to seek the advice of a financial counselor.

•	Enter the percentage of net premium you want to allocate to each of your selected investment options. Each investment fund allocation must be at least 1% and must be a whole number (no fractions).
•	The sum of all investment fund allocations must equal 100%.

Important allocation note:
If no allocation is indicated, or if your allocation selection is incomplete, 100% of your net premium will be allocated to the Fixed Account until complete allocation information is furnished to The Prudential Insurance Company of America. Note that during the “free-look” period, your premium is deposited in the Fixed Account. Refer to the Group Variable Universal Life Prospectus for more information about investment objectives and expenses for the investment options being offered.
Investment Style	Investment Option	Allocation for Employee GVUL Coverage
Money Market	Prudential Money Market Portfolio	MMP	______%
Fixed Income
Prudential Diversified Bond Portfolio
Prudential Government Income Portfolio
Prudential High Yield Bond Portfolio
DWS Government & Agency Securities VIP - Class A Shares
MFS Research Bond Series – Initial Class Shares
		DBP PGI HYB GST BNS	______% ______% ______% ______% ______%
Allocation	Prudential Conservative Balanced Portfolio	CBP	______%
Large Cap Value	Prudential Value Portfolio – Class I T. Rowe Price Equity Income	EIP EPP	______% ______%
Large Cap Blend	Prudential Stock Index Portfolio	SIP	______%
Large Cap Growth	Prudential Equity Portfolio – Class I Prudential Jennison Portfolio – Class I T. Rowe Price New America Growth	EPO PJP NAO	______% ______% ______%
Small/Mid Cap Value	DWS Dreman Small Mid Cap Value – Class A Shares	DSM	______%
Small/Mid Cap Blend	Prudential Small Capitalization Stock Portfolio	SCS	______%
Specialty	AllianceBernstein Real Estate Investment – Class A Shares	REI	______%
International Securities	Franklin Templeton Foreign Securities Fund – Class 2 Shares Lazard Retirement Emerging Markets Equity – Service Shares T. Rowe Price International Stock	IFR LEM TIS	______% ______% ______%
Please note: Make certain that your fund allocations total 100%.			Total 100%
_____________________________________________________________________________________________________________________________________
6	Important Notice Required by Certain State Regulators

WARNING: For residents of all jurisdictions except District of Columbia, Florida, Kentucky, New Jersey, New York, Pennsylvania, Utah, Vermont, Virginia, Washington. Any person who knowingly and with intent to injure, defraud, or deceive any insurance company or other person, or knowing that he is facilitating commission of a fraud, submits incomplete, false, fraudulent, deceptive, or misleading facts or information when filing a statement of claim for payment of a loss or benefit commits a fraudulent insurance act, is guilty of a crime, and may be prosecuted and punished under state law. Penalties may include fines, civil damages, and criminal penalties, including confinement in prison. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant or if the applicant conceals, for the purpose of misleading, information concerning any fact material thereto.

District of Columbia Residents – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Florida Residents – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky Residents – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey Residents – Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Pennsylvania and Utah Residents – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any material fact thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

GL.2011.024                                                                                                                                           Page 4 of 6                                                                                                                                    Ed 2/2011

Vermont Residents – Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

Virginia Residents – Any person who knowingly and with intent to injure, defraud, or deceive any insurance company or other person, or knowing that he is facilitating commission of a fraud, submits incomplete, false, fraudulent, deceptive or misleading facts or information when filing a statement of claim for payment of a loss or benefit may have violated state law, is guilty of a crime and may be prosecuted and punished under state law. Penalties may include fines, civil damages and criminal penalties, including confinement in prison. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant or if the applicant conceals, for the purpose of misleading, information concerning any fact material thereto.

Washington Residents – Any person who knowingly provides false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company commits a crime. Penalties include imprisonment, fines, and denial of insurance benefits.

Michigan Residents – If you reside in Michigan and are electing dependent child coverage on a child(ren) who is at least 18 years of age each such designated child must consent to that coverage by signing below:
X _________________________________________________________                                                                                                                           ____/____/_____
                            Employee/Assignee Signature (If applying for coverage)                                                                                                                                   (month-day-year)
______________________________________________________________________________________________________________________
7	GVUL Statement of Understanding

Please note: We cannot process your application if you have not completed this section.

The following statements allow you to confirm that your application for enrollment accurately reflects your decision as to what is appropriate for you and your family. Before completing the enrollment form, you should complete the Risk Assessment and Asset Allocation Worksheet provided to you. You also may wish to consult your financial or tax advisor.

Please sign below if you are in agreement with the following statements regarding GVUL and its appropriateness for you.

•
I understand that GVUL is a life insurance product and I have reviewed my need for life insurance. I have also reviewed my household income and budget, and have determined that the premium and other charges for GVUL are appropriate.

•
I have read the enrollment materials that were provided to me, including the Risk Assessment and Allocation Worksheet. I understand that each investment option has specific investment objectives and risks and that I am the named fiduciary with full responsibility for making the investment decisions related to this product. No recommendation on investment or investment allocation has been made to me by The Prudential Insurance Company of America or any of its affiliates.

•
I understand that the cash value and benefits provided under this plan may vary based on the investment performance of plan funds. Furthermore, I understand that a decrease in cash value may cause a lapse in the certificate and loss of life insurance coverage.

•
I have received and read the Group Variable Universal Life Prospectus. By providing my e-mail address, I hereby consent to receive electronic delivery of prospectuses, supplements, updates and other information.

I have read and agree with the above statements of understanding. I further understand that my allocations as specified will be used for future cost of insurance and any additional investment premium, unless changed by me in writing.

I declare that to the best of my knowledge and belief all of the answers to the questions on this form are complete and true, including my smoker/non-smoker declaration. I agree that the insurance applied for is subject to the plan terms and shall become effective on the date established by the plan, provided the evidence of insurability is satisfactory. I have read the accompanying information describing the life insurance coverage underwritten by The Prudential Insurance Company of America. As an employee, I authorize payment by payroll deduction from my salary.
X _________________________________________________________                                                                                                                           ____/____/_____
                            Employee/Assignee Signature (If applying for coverage)                                                                                                                                   (month-day-year)
X _________________________________________________________                                                                                                                           ____/____/_____
                            Spouse/Assignee Signature (If applying for coverage)                                                                                                                                       (month-day-year)
Current GVUL Participants

I am the owner of a Group Variable Universal Life insurance certificate. I assign and transfer to The Prudential Insurance Company of America all of my rights of ownership interest in my XYZ Certificate in exchange for a Group Variable Universal Life certificate issued by The Prudential Insurance Company of America. I understand that The Prudential Insurance Company of America will surrender my XYZ Certificate for its cash value, if any, and that my XYZ Certificate will no longer be in effect on the surrender date. I understand that the proceeds will be applied to the purchase of Group Variable Universal Life coverage under a certificate issued by The Prudential Insurance Company of America. I understand that I will not be covered by The Prudential Insurance Company of America until the new certificate has been issued and I have paid the first premium.

I acknowledge that no other person, firm or corporation has any interest in my XYZ Certificate and that there are no legal or equitable proceedings pending against me. I understand that The Prudential Insurance Company of America is providing this form and is participating in this transaction at my request. I also agree that The Prudential Insurance Company of America has made no representation concerning my tax treatment under Internal Revenue Code Section 1035. I understand that The Prudential Insurance Company of America assumes no responsibility nor liability for the validity or effect of this assignment nor my tax treatment under Internal Revenue Code Section 1035 or otherwise.
X _________________________________________________________                                                                                                                           ____/____/_____
                            Employee/Assignee Signature (If applying for coverage)                                                                                                                                       (month-day-year)
X _________________________________________________________                                                                                                                           ____/____/_____
                            Spouse/Assignee Signature (If applying for coverage)                                                                                                                                       (month-day-year)

Don’t forget to designate your beneficiary(ies) on page 6.

Group coverage names coverages are issued by The Prudential Insurance Company of America, a New Jersey company, 751 Broad Street, Newark, NJ 07102. Group Variable Universal Life Insurance (Contract Series: 89759) is distributed by Prudential Investment Management Services LLC, Three Gateway Center, 14th Floor, Newark, NJ 07102-4077, a registered broker/dealer and a Prudential Financial company. Please refer to the Booklet-Certificate, which is made a part of the Group Contract, for all plan details, including any exclusions, limitations and restrictions which may apply. Contract provisions may vary by state. Contract series: 89759
_
_________________
GL.2011.024                                                                                                                                           Page 5 of 6                                                                                                                                    Ed 2/2011

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8	Beneficiary Designations

Designate your beneficiaries for employee and/or spouse coverage below. If more than one primary beneficiary is designated, settlement will be made in equal shares to the designated beneficiaries (or beneficiary) who are then still living, unless their shares are specified. If there is no named beneficiary, or no beneficiary survives the insured, settlement will be made in accordance with the terms of your Group Contract. The employee is automatically the beneficiary for Dependent Child(ren) Coverage. For additional beneficiary designations, please use a separate piece of paper. Vermont requires any beneficiary designation form to require the name and address of the beneficiary and their relationship to the insured.
____________________________________________________________________________________________________________________
Employee                   Primary Beneficiary
First Name                                                                      MI              Last Name
_______________________________________               ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number            Share
___________________           ____/____/_____                     _______-______-____________%
 (month-day-year)
Primary Beneficiary
First Name                                                                      MI              Last Name
_______________________________________              ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number          Share
___________________             ____/____/_____                 _______-______-____________%
 (month-day-year)
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name                                                                      MI              Last Name
_______________________________________               ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number           Share
___________________              ____/____/_____                   _______-______-____________%
  (month-day-year)
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name                                                                      MI              Last Name
_______________________________________             ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number             Share
___________________             ____/____/_____                   _______-______-____________%
  (month-day-year)
X _________________________________________________________                                                                       ____/____/_____
Employee/Assignee Signature                                                                                                                                                         (month-day-year)
____________________________________________________________________________________________________________________
Spouse                   Primary Beneficiary
First Name                                                                      MI              Last Name
_______________________________________               ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number            Share
___________________             ____/____/_____                  _______-______-____________%
 (month-day-year)
Primary Beneficiary
First Name                                                                      MI              Last Name
_______________________________________              ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number           Share
___________________           ____/____/_____                      _______-______-____________%
 (month-day-year)
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name                                                                      MI              Last Name
_______________________________________               ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number           Share
___________________              ____/____/_____                  _______-______-____________%
 (month-day-year)
Contingent Beneficiary (In the event your primary beneficiary is not alive at the time of your death.)
First Name                                                                      MI              Last Name
_______________________________________                ___              _________________________________

Relationship                                    Date of Birth                            Social Security Number         Share
___________________             ____/____/_____                   _______-______-____________%
 (month-day-year)
X _________________________________________________________                                                                           ____/____/_____
Employee/Assignee Signature                                                                                                                                                        (month-day-year)

______________________________________________________________________________________________________________________
GL.2011.024                                                                                                 Page  6 of 6                                                                                                                                            Ed 2/2011                     121404